CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Energy Quest Inc. (formerly Syngas International Corp.) (a development stage company) of our report, dated March 26, 2007, which appears in this annual report on Form 10-KSB for the year ended December 31, 2006.

Vancouver, Canada March 28, 2008	/s/ “Morgan & Company” Chartered Accountants